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                                                                   EXHIBIT 99(b)

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table will help determine the number to give the payer.

                                   GIVE THE                                                           GIVE THE EMPLOYER
                                   SOCIAL SECURITY                                                    IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:          NUMBER OF--                  FOR THIS TYPE OF ACCOUNT:             NUMBER OF--
-----------------------------------------------------------------------------------------------------------------------------

1. An individual's account         The individual                8. Sole proprietorship account       The owner(4)

2. Two or more individuals         The actual owner of the       9. A valid trust, estate, or         Legal entity (Do not
   (joint account)                 account or, if combined          pension trust                     furnish the identifying
                                   funds, any one of the                                              number of the personal
                                   individuals(1)                                                     representative or
                                                                                                      trustee unless the
                                                                                                      legal entity itself is
                                                                                                      not designated in the
                                                                                                      account title.)(5)

3. Husband and wife (joint         The actual owner of the      10. Corporate account                 The corporation
   account)                        account or, if joint
                                   funds, either person(1)


4. Custodian account of a minor    The minor(2)                 11. Religious, charitable, or         The organization
   (Uniform Gift to Minors Act)                                     educational organization account

5. Adult and minor (joint          The adult or, if the         12. Partnership account               The partnership
   account)                        minor is the only
                                   contributor, the minor(1)

6. Account in the name of          The ward, minor, or          13. Association, club, or other       The organization
   guardian or committee for a     incompetent person(3)            tax-exempt organization
   designated ward, minor, or
   incompetent person

7. a.  The usual revocable         The grantor-trustee(1)       14. A broker or registered nominee    The broker or nominee
       savings trust account
      (grantor is also trustee)

   b.  So-called trust account     The actual owner(1)          15. Account with the Department of    The public entity
       that is not a legal or                                       Agriculture in the name of a
       valid trust under State law                                  public entity (such as a State
                                                                    or local government, school
                                                                    district, or prison) that
                                                                    receives agricultural program
                                                                    payments
-----------------------------------------------------------------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the owner's name and furnish the owner's social security number or the employer identification number of the business.

(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled with there is more than one name, the number will be considered to be that of the first name listed.


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             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding on ALL interest and dividend payments include the following:

o  A corporation.
o  A financial institution.
o An organization exempt from tax under section 501(a), or an individual retirement plan.
o  The United States or any agency or instrumentality thereof.
o A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
o A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
o  An international organization or any agency, or instrumentality thereof.
o A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
o  A real estate investment trust.
o  A common trust fund operated by a bank under section 584(a).
o  An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
o  An entity registered at all times under the Investment Company Act of 1940.
o  A foreign central bank of issue.
o  A middleman known in the investment community as a nominee or custodian.

   Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

o  Payments to nonresident aliens subject to withholding under section 1441.
o Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
o Payments of patronage dividends where the amount received is not paid in money.
o  Payments made by certain foreign organizations.

   Payments of interest not generally subject to backup withholding include the following:

o Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
o Payments of tax-exempt interest (including exempt-interest dividends under section 852).
o  Payments described in section 6049(b)(5) to non-resident aliens.
o  Payments on tax-free covenant bonds under section 1451.
o  Payments made by certain foreign organizations.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

   Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE